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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-00353, No. 333-00355, No. 333-00925, No.
33-15116, No. 33-15117, No. 33-23856, No. 33-29215, No. 33-29216, No. 33-37579,
No. 33-37580, No. 33-45986, No. 33-50737, No. 33-58437, No. 33-58869, No.
33-58871, and No. 33-59600 ) of Raychem Corporation of our report dated July 17, 1996, appearing on page 21 of the 1996 Annual Report to Stockholders, portions of which are incorporated as Exhibit 13 to this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule II, listed in Item 14(a)(2) of this Form 10-K.


/s/ PRICE WATERHOUSE LLP

San Jose, California
September 19, 1996